UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2020

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, on September 2, 2020, the Board of Directors of Northern Oil and Gas, Inc. (the “Company”) approved a 1-for-10 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Split”). On September 18, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Split and the Certificate of Amendment became effective at 11:59 p.m., eastern time, on the same date. The Company’s common stock began trading on a split‑adjusted basis when the market opened on September 21, 2020.

As a result of the Reverse Split, every 10 shares of the Company’s issued and outstanding common stock automatically converted into one share of common stock, without any change in the par value per share. A total of 44,664,033 shares of common stock were issued and outstanding immediately after the Reverse Split became effective on September 18, 2020. No fractional shares were outstanding following the Reverse Split. In lieu of any fractional share, any holder of less than one share of common stock will receive cash for such holder’s fractional share. As previously approved by the Company’s stockholders and in accordance with the Certificate of Amendment, the number of authorized shares of the Company’s common stock was reduced to 135,000,000 shares.

Neither the Reverse Split nor the Certificate of Amendment affected the number of authorized or issued and outstanding shares of the Company’s preferred stock. As a result of the Reverse Split, the conversion rate for the Company’s outstanding Series A Preferred Stock was automatically decreased to 4.363 shares of common stock for each share of Series A Preferred Stock (previously it was 43.63 shares of common stock).

In addition, effective as of the same time as the Reverse Split, the Compensation Committee of the Company’s Board of Directors reduced the number of shares of common stock available for issuance under the Company’s equity compensation plans in proportion to the Reverse Split ratio. Upon effectiveness, the Reverse Split also resulted in reductions in the number of shares of common stock issuable upon exercise or vesting of equity awards in proportion to the Reverse Split ratio and caused a proportionate increase in share-based performance criteria, if any, applicable to such awards.

The Company’s common stock will continue to trade on the NYSE American under the symbol “NOG.” The new CUSIP number for common stock following the Reverse Split is 665531307. Equinity Trust Company, the Company’s transfer agent, is acting as the exchange agent for the Reverse Split.

For more information about the Reverse Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 8, 2020. The text of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Northern Oil and Gas, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2020	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary